                                                                   EXHIBIT 10.34

                       INTERNATIONAL DISTRIBUTOR AGREEMENT

This International Distributor Agreement (the "Agreement") is made and entered into this 20th day of December, 1999, by and between Avanex Corporation, a corporation duly organized and existing under the laws of California, having its principal place of business at 40919 Encyclopedia Circle, Fremont, California 94538 (hereinafter referred to as "Manufacturer") and Sun Instruments, a corporation duly organized and existing under the laws of Japan, having its principal place of business at Shinsho-Bldg. 1-4-2, Minami-Yukigaya, Ohtu-ku, Tokyo, 145-0066, Japan (hereinafter referred to as "Sun" or "Distributor"),

WITNESSETH:

WHEREAS, Manufacturer is engaged in the business of the manufacture of various photonic processors including the Products hereinafter defined; and

WHEREAS, Sun is engaged in the business of the sale and marketing of merchandise throughout the world, including products similar or related to the Products of Manufacturer; and

WHEREAS, Sun is desirous of being appointed distributor of the Products in the Territory hereinafter defined.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Manufacturer and Sun do hereby agree the terms and conditions set forth below:


1.  Distributorship, Products and Territory

1.01 Distributorship. Manufacturer hereby grants to Sun during the term of this Agreement the non-exclusive right to sell the Products in the Territory all in accordance with the terms and conditions herein set forth. Distributor shall pursue aggressive sales policies and procedures to realize the maximum sales potential for the Products in the Territory. Manufacturer reserves the right to market its products directly to the House Accounts set forth on Exhibit A.

1.02 Products. The term Products as used herein shall refer to the equipment set forth on Exhibit B attached hereto and made a part hereof, as well as all accessories, attachments, spare parts and renewal parts therefor. Manufacturer shall have the right to modify, alter, improve, change or discontinue any or all of the Products covered by this Agreement but only upon [*] prior written notice to Sun. In the event Manufacturer manufactures any new or additional products similar to or related to the Products hereunder, said products, at the option of Sun, shall be added to the Products covered by this Agreement.

1.03 Territory. Territory shall have the meaning set forth in Exhibit C.

1.04 Conflict of Interest. Distributor warrants to Manufacturer that it does not currently represent or promote any lines or products that compete with the Products. During the term of this Agreement, Distributor shall not, without Manufacturer's prior written consent, represent, promote or otherwise try to sell within the Territory any lines or products that, in Manufacturer's judgment, compete with the Products covered by this Agreement.


2.  Orders and Shipment

2.01 Order and Acceptance. Before accepting order from its customers, Sun shall place written order inquiry for the Products with Manufacturer on Sun's standard order inquiry form setting forth the quantity of Products, the specifications therefor, and the desired delivery date. Manufacturer shall use its reasonable best efforts to notify Distributor of the acceptance or rejection of an order inquiry and of the assigned delivery date for accepted orders within five (5) days after

--------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

receipt of the order inquiry. Upon acceptance of the order inquiry by the Manufacturer, Sun shall place written orders for the Products with Manufacturer on Sun's standard purchase order form setting forth the quantity of Products, the specifications therefor, and the desired delivery date as agreed by Manufacturer. To facilitate Manufacturer's production scheduling, Distributor shall submit purchase orders to Manufacturer at least sixty (60) days prior to the first day of the requested month of delivery. No order shall be binding upon Manufacturer until accepted by Manufacturer in writing, and Manufacturer shall have no liability to Distributor with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Manufacturer shall use its reasonable best efforts to deliver Products at the times specified either in its quotation or in its written acceptance of Distributor's purchase orders. The Products sold to Sun by Manufacturer shall be shipped F.O.B. (as defined in Section 2319 of the California Uniform Commercial Code) Manufacturer's factory at Fremont, CA to the destination in the Territory designated by Sun in the purchase order, unless otherwise agreed by the parties. Sun will supply [*] rolling forecast throughout the agreement.


2.02 Reservation of Title. Title to and all risks of loss or damage of the Products shipped to Sun from Manufacturer shall be subject to full payment of the Purchase Price therefor. Until such full payment, the Product shall remain the property of Manufacturer. For all Products to which Manufacturer retains title, Distributor shall (i) carry full insurance on the Products throughout the time they are in Distributor's possession and (ii) segregate those Products from other products in Distributor's inventory.

2.03 Terms of Purchase Orders. Distributor's purchase orders submitted to Manufacturer from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

2.04 Import and Export Requirements. Distributor shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Distributor. Distributor understands that Manufacturer is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Distributor warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Distributor.


3.  Price and Terms of Payment

3.01 Prices. The difference between Distributor's purchase price and Distributor's selling price to its customers shall be Distributor's sole remuneration for sale of the Products. The initial prices for Manufacturer's Products shall be delivered by Manufacturer to Distributor within a reasonable time after the date of this Agreement. Said price shall be subject to change by Manufacturer from time to time by [*] days' prior written notice to Sun; provided, however, that no such price change shall affect purchase orders accepted by Manufacturer prior to notification of Sun of the price change by Manufacturer. Sun shall pay all freight, insurance, taxes, duty and customs, and any other charges associated with transportation after shipment and import of the Products.

3.02 Terms of Payment. Unless otherwise agreed by the parties, payment shall be made by Sun separately for each purchase order accepted by Manufacturer. Payment by Sun to Manufacturer for Products shall be made by cash remittance within thirty (30) days from the invoice date.

3.03 Currency. Currency for payments covered by this Agreement shall be in U.S. Dollars.

3.04 Taxes. Distributor's Purchase Price does not include any federal, state or local taxes that may be applicable to the Products. When Manufacturer has the legal obligation to collect such taxes, the appropriate



--------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

amount shall be added to Distributor's invoice and paid by Distributor unless Distributor provides Manufacturer with a valid tax exemption certificate authorized by the appropriate taxing authority.


4.  Marketing and Advertising

4.01 Sun's Undertaking. Sun shall exert best efforts to vigorously promote the sale of the Products in the Territory during the term of this Agreement and to develop a market demand for the same in the Territory. Sun shall advertise the Products throughout the Territory in appropriate advertising media and in a manner insuring proper and adequate publicity for the Products. Sun will ensure the translation into the Japanese language of the following: the leaflets, catalogues, technical literatures and maintenance manuals. Sun shall participate training program offered by Manufacturer. Sun shall maintain a sales organization which can be best utilized for the promotion of the sales of the Products and shall have the right, at its own discretion, to appoint a sub-dealer or sub-dealers to exploit the Products. The prices at which the Products are resold in the Territory shall be at the sole discretion of Sun. Sun shall provide a rolling [*] forecast at [*] basis.

4.02 Manufacturer's Undertaking. Manufacturer shall, from time to time, make available to Sun free of charge advertising materials for the marketing of the Products, such as pamphlets, leaflets, calendars, catalogues, posters, and the like. Manufacturer shall also provide Sun free of charge service manuals, parts lists and any other servicing information as may be currently available to Manufacturer.

4.03 Fairs and Exhibitions. Sun agrees to participate in fairs and exhibitions to exploit the Products in the Territory. The cost of the fairs or exhibitions and displays and the responsibility therefor shall be discussed by the parties prior to the fair or exhibition.


5.  [Intentionally Left Blank].

6.  Warranty to Distributor's Customers

6.01 Distributor shall pass on to its customers Manufacturer's standard limited warranty for the Products, including the limitations set forth in 6.02 and 6.03 below. Manufacturer warranty shall state that the Products shall be free from defects in design, materials and workmanship for a period of twelve (12) months after the date of customer's acceptance. Manufacturer shall replace free of charge all Products or parts found to be defective during said period. Sun will supply the manpower to detect the faulty parts, and replace it with the new one supplied by Manufacturer. Manufacturer further warrants that all the Products shall meet the technical specifications of applicable governmental authorities of Japan. Manufacturer shall be responsible for and shall pay all transportation charges for the return of defective Products or parts thereof, and all transportation charges for the replacement Products or parts thereof. Manufacturer shall supply Sun free of charge replacement parts necessary for the after-sale warranty servicing performed by Sun and Manufacturer shall provide to Sun for replacement parts necessary for post-warranty servicing at a reasonable price. This warranty is contingent upon proper use of a Product in the application for which it was intended and does not cover Products that were modified without Manufacturer's approval or that were subjected by the customer to unusual physical or electrical stress.

6.02 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, MANUFACTURER GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

6.03 Limitation of Liability. MANUFACTURER'S LIABILITY UNDER THE WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL


--------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

MANUFACTURER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.


7. [Intentionally Left Blank]
8. Report

Sun agrees to furnish to Manufacturer quarterly reports regarding sales to customers or to prospective customers in the Territory.


9.  Intellectual Property Rights

9.01 Property Rights. Distributor agrees that Manufacturer owns all right, title, and interest in the product lines that include the Products and in all of Manufacturer's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

9.02 Sale Conveys no Right to Manufacture or Copy. The Products are offered for sale and are sold by Manufacturer subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with its customers, as Manufacturer may request, to inform them of and assure compliance with the restrictions.

9.03 Confidentiality. Distributor acknowledges that by reason of its relationship to Manufacturer hereunder it will have access to certain information and materials concerning Manufacturer's business, plans, customers, technology, and products that are confidential and of substantial value to Manufacturer, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Manufacturer. Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Distributor, Manufacturer shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Manufacturer (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Manufacturer, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Manufacturer's confidential information. Distributor expressly consents to Manufacturer's use of Distributor's name in promotional materials and other documents delivered to government agencies and otherwise.

9.04     Trademarks and Trade Names.

                  (a) Use. During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of Manufacturer's Products and to advertise within the Territory such Products under the trademarks, marks, and trade names that Manufacturer may adopt from time to time ("Manufacturer's Trademarks"). Distributor shall not alter or remove any Manufacturer's Trademark applied to the Products at the factory. Except as set forth in this Section 9.04, nothing contained in this Agreement shall grant to Distributor any right, title or interest in Manufacturer's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Manufacturer's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Manufacturer.

                  (b) Approval of Representations. All representations of Manufacturer's Trademarks that Distributor intends to use shall first be submitted to Manufacturer for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Manufacturer. If any of Manufacturer's Trademarks are to be used in conjunction with another trademark on or in relation to the

Products, then Manufacturer's mark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

9.05     Patent, Copyright and Trademark Indemnity.

                  (a) Indemnification. Distributor agrees that Manufacturer has the right to defend, or at its option to settle, and Manufacturer agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor or its customer on the issue of infringement of any United States or Japan patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Manufacturer shall have sole control of any such action or settlement negotiations, and Manufacturer agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customer on such issue in any such suit or proceeding defended by Manufacturer. Distributor agrees that Manufacturer at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Manufacturer promptly in writing of such claim, suit or proceeding and gives Manufacturer authority to proceed as contemplated herein, and, at Manufacturer's expense, gives Manufacturer proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are, or in the opinion of Manufacturer may become, the subject of any claim, suit or proceeding for infringement of any United States or Japan patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any United States or Japan patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then Manufacturer may, at its option and expense either: (i) procure for Distributor and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage. Manufacturer shall not be liable for any costs or expenses incurred without its prior written authorization.

                  (b) Limitation. Notwithstanding the provisions of Subsection 9.05(a) above, Manufacturer assumes no liability for (i) infringements covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by Manufacturer or involving any marking or branding applied at the request of Distributor; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by Manufacturer.

                  (c) Entire Liability. The foregoing provisions of this Section
9.05 state the entire liability and obligations of Manufacturer and the exclusive remedy of Distributor and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.


10.  Relationship of Parties

The relationship between Manufacturer and Sun shall not be that of a principal and an agent, but shall be that of a seller and purchaser, each acting as an independent contractor. Sun shall have no right or authority to incur, assume or create, in writing or otherwise, any warranty, liability, or obligation of any kind, express or implied, in the name of or on behalf of Manufacturer.


11.  Assignment

Neither party shall assign, transfer or otherwise dispose of this Agreement or any of its rights or obligations hereunder in whole or in part to any individual, firm or corporation without the prior written consent of the other party.

12.  Term of Agreement

12.01 Term and Renewal. This Agreement shall become effective on the date mentioned above, remain effective for a period of [*] and shall thereafter be automatically renewed from [*] unless terminated by either party giving to the other ninety (90) days' written notice prior to the expiration of the term or renewal term of this Agreement.

13.  Events of Termination

13.01 Cancellation. In addition to the right of termination set forth in paragraph 12.01, either party may cancel this Agreement as follows:

(a) Termination for Convenience. This Agreement may be cancelled by either party for any reason or no reason, whether or not extended beyond the first year, by giving the other party written notice [*] in advance. If Manufacturer terminates this Agreement under the provisions of this Subsection 13.01(a) and 12.01, then Manufacturer shall, at Distributor's option, repurchase Distributor's then-current inventory at the lower of the current Purchase Price or Distributor's original Purchase Price and shall bear all shipping costs for the return to Manufacturer of that inventory.

                  (b) Bankruptcy etc. By either party immediately and without prior written notice to the other party in the event that proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed, or if any substantial part of the assets of the other party is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within thirty (30) days after its commencement or institution;

                  (c) Default. By either party immediately if one party defaults in the performance of any of the provisions of this Agreement and does not cure the default within thirty (30) days after receipt of written notice given by the other party; or

                  (d) Licenses. By either party immediately if either party is unable to obtain or renew any permit, license, patent or other governmental approval necessary to carry on the business contemplated under this Agreement.

13.02 Fulfillment of Orders upon Termination. Upon termination of this Agreement for other than Distributor's breach, Manufacturer shall continue to fulfill, subject to the terms of Sections 2 and 3 above, all orders accepted by Manufacturer prior to the date of termination.

13.03 Return of Materials. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Manufacturer. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Manufacturer may direct, at Manufacturer's expense. Distributor shall not make, use, dispose of or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Manufacturer. Notwithstanding the foregoing, Distributor may use all trade marks, marks, and tradename of Manufacturer in connection with the sales of Distributor's remaining inventory of Manufacturer's products within 90 days from the date of termination.

13.04 Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Manufacturer or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.



--------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.05 Survival of Certain Terms. The provisions of Sections 2.02, 2.04, 3.02, 6, 9, 10, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

14.  LIMITATION ON LIABILITY

MANUFACTURER'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY THE CUSTOMER FOR THE PRODUCTS. IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS. IN NO EVENT SHALL MANUFACTURER BE LIABLE TO DISTRIBUTOR OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.


15.  Entire Agreement

This Agreement, the exhibits and duly executed addenda thereto constitute the entire agreement between the parties hereto and supersede all previous negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner, except by instruments signed by duly authorized officers or representatives of each of the parties hereto.


16.  Governing Law

The validity and interpretation of this Agreement and each clause and part thereof shall be governed by the laws of California without regards to conflict or laws principles.


17.  Arbitration

All disputes, controversies or differences arising between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, which cannot be amicably settled by the parties, shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association and the decision of such arbitration proceeding shall be binding and conclusive upon the parties hereto. Arbitration shall be conducted in Tokyo, Japan. The expense of any such arbitration shall be borne equally by the parties.


18.  Separability of Provisions

A judicial or administrative declaration in any jurisdiction on the invalidity of any one or more of the provisions hereof shall not invalidate the remaining provisions of this Agreement in that jurisdiction, nor shall such declaration have any effect on the validity or interpretation of this Agreement outside of that jurisdiction.


19.  Waiver of Compliance

Any failure by any party hereto to enforce at any time, any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.


20.  Notices

All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time by postage prepaid registered or certified mail or electronic mail, facsimile or other reliable method of transmission:

         To Manufacturer:  Avanex Corporation
                                    40919 Encyclopedia Circle

                                    Fremont, California 94538
                                    U.S.A.
                                    Attention: Jessy Chao
                                    Phone: (510) 897-4272
                                    Fax: (510) 897-4189

         To Sun:                    Sun Instruments, Inc.

                                    ----------------------

                                    ----------------------
                                    Japan
                                    Attention: Toshiro Kasai
                                    Phone:
                                    Fax:

21. Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.


22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.



Avanex Corporation                  Sun Instruments

By:                                 By:
    -------------------------           --------------------------------
    Walter Alessandrini                  Toshiro Kasai

Title:  President and CEO                Title:  President
        ---------------------                   ------------------------

Date:                                     Date:
      ---------------                           ---------------

                                    EXHIBITS



         EXHIBIT A   HOUSE ACCOUNTS


         [*]


         EXHIBIT B   PRODUCTS


         All current Avanex products offered by Avanex as of the date of this Agreement; provided however, that Avanex has the right, upon [*] days' prior written notice, to exclude all products that perform [*].


         EXHIBIT C  TERRITORY


         [*]



--------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.